      As filed with the Securities and Exchange Commission on June 29, 2001

                                                   REGISTRATION NO. 333 -

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                   ----------

                              PANERA BREAD COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                          04-2723701
  (STATE OR OTHER JURISDICTION                             (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NO.)

                                6710 CLAYTON ROAD
                           RICHMOND HEIGHTS, MO 63117
                                 (314) 633-7100
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

  PANERA BREAD COMPANY 2001 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK OPTION PLAN
                        PANERA BREAD COMPANY SAVINGS PLAN
                           (FULL TITLES OF THE PLANS)

                                RONALD M. SHAICH,
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                              PANERA BREAD COMPANY
                                6710 CLAYTON ROAD
                           RICHMOND HEIGHTS, MO 63117
                                 (314) 633-7100
    (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                           CODE, OF AGENT FOR SERVICE)


                         CALCULATION OF REGISTRATION FEE

===========================================================================================================

                                                    Proposed         Proposed            Amount of
          Title of              Amount to be         maximum          maximum        registration fee
 securities to be registered    registered(1)    offering price      aggregate
                                                  per share(2)   offering price(2)
-----------------------------------------------------------------------------------------------------------
Class A Common Stock, $.0001      1,500,000           $32.05         $48,075,000         $12,018.75
par value
===========================================================================================================

(1) The number of shares of Class A Common Stock, par value $.0001 per share ("Common Stock"), stated above consists of (i) 1,000,000 shares which may be granted under the Panera Bread Company 2001 Employee, Director and Consultant Stock Option Plan (the "Option Plan") and (ii) 500,000 shares estimated to the maximum number of shares to be issued under the Panera Bread Company Savings Plan (the "Savings Plan"), assuming that all employee and employer matching contributions to the Savings Plan are used to purchase shares of Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of shares of Panera Bread Company Common Stock which may be necessary to adjust the number of additional shares of Common Stock reserved for issuance pursuant to the Option Plan and the Savings Plan, as the result of a stock split, stock dividend, reclassification, recapitalization or similar adjustment(s) of the Common Stock of Panera Bread Company.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act as follows: in the case of (A) shares of Common Stock for which options have not yet been granted and the option price of which is therefore unknown, and (B) the shares offered pursuant to the Savings Plan, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the National Market System of the National Association of Securities Dealers Automated Quotation System (NASDAQ) on June 27, 2001 of $32.05 per share.

================================================================================

                                     PART I

                  INFORMATION REQUIRED IN THE 10(A) PROSPECTUS

         In accordance with the instructional Note to Part I of Form S-8 as promulgated by the Securities and Exchange Commission (the "Commission"), the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Option Plan and the Savings Plan. The information required by Part I is included in documents sent or given to the respective participants in the plans registered hereunder pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Commission are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 2000.

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 21, 2001.

         (c) The description of the Class A Common Stock contained in the Registrant's Registration Statement on S-1 (File No. 33-453219) filed with the Commission on February 27, 1992, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145(a) of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

         Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145.

         The Certificate of Incorporation, as amended, of the Registrant provides for indemnification of the Registrant's directors, officers, employees and agents to the fullest extent permitted by the General Corporation Law of the State of Delaware and any other applicable law. Such indemnification includes the right to payment of expenses incurred in connection with any action, suit or proceeding in advance of its prior disposition, provided that the indemnified person undertakes to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified. The Certificate of Incorporation, as amended, provides that the Registrant may purchase and maintain insurance against any liability asserted against any director, officer, employee or agent of the Company arising out of his capacity as such. Insofar as indemnification for liabilities under the Securities Act of 1933, as amended, may be permitted to directors, officers, employees or agents of the Company pursuant to the Company's Certificate of Incorporation, as amended, and the Delaware General Corporation Law, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

         As permitted by the Delaware General Corporation Law, the Company's Certificate of Incorporation, as amended, provides that directors of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit. As a result of this provision, the Company and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1      Panera Bread Company Savings Plan

         4.2 Form of Rights Agreement, dated as of October 21, 1996, between the Registrant and State Street Bank and Trust Company. (Filed as Exhibit 10.8.4 to the Registrant's Registration Statement on Form 8-A filed with the Commission on November 1, 1996).

         4.3 Form of Class A Common Stock Certificate. (Filed with the Registrant's Registration Statement on Form S-1 (File No. 33-453219) filed with the Commission on February 29, 1992).

         4.4 Revolving Credit Agreement dated December 26, 2000 between the Registrant and Sun Trust Bank. (Filed as Exhibit 4.1.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 2000).

         5.1 Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

         23.1     Consent of PricewaterhouseCoopers LLP

         23.2 Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (filed with Exhibit 5.1).

         24.1 Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement.)

         99.1 Panera Bread Company 2001 Employee, Director and Consultant Stock Option Plan

         The undersigned Registrant hereby undertakes that the Registrant will submit or has submitted the Panera Bread Company Savings Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan.

ITEM 9.  UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                       (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                      (iii) To include any material information with respect to
                  the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Richmond Heights, Missouri on June 29, 2001.

                                      PANERA BREAD COMPANY



                                      By  /s/ Ronald M. Shaich
                                          ------------------------------------
                                          Ronald M. Shaich
                                          Chairman and Chief Executive Officer


         Each person whose signature appears below constitutes and appoints Ronald M. Shaich and William W. Moreton, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Panera Bread Company, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                            TITLE                              DATE

/s/ Ronald M. Shaich                Chairman of the Board of Directors                  June 29, 2001
---------------------------         and Chief Executive Officer
Ronald M. Shaich                    (Principal Executive Officer)


/s/ William W. Moreton              Senior Vice President, Treasurer                    June 29, 2001
---------------------------         and Chief Financial Officer
William W. Moreton                  (Principal Financial and Accounting
                                    Officer)

/s/ Domenic Colasacco                       Director                                    June 29, 2001
---------------------------
Domenic Colasacco


                                      II-5

/s/ Larry J. Franklin                       Director                                    June 27, 2001
---------------------------
Larry J. Franklin

                                            Director
---------------------------
Robert T. Giaimo

/s/ George E. Kane                          Director                                    June 29, 2001
---------------------------
George E. Kane

                              PANERA BREAD COMPANY

                          INDEX TO EXHIBITS FILED WITH
                         FORM S-8 REGISTRATION STATEMENT

EXHIBIT
NUMBER     DESCRIPTION

4.1        Panera Bread Company Savings Plan

4.2        Form of Rights Agreement, dated as of October 21, 1996, between the
           Registrant and State Street Bank and Trust Company. (Filed as Exhibit
           10.8.4 to the Registrant's Registration Statement on Form 8-A filed with the Commission on November 1, 1996).

4.3        Form of Class A Common Stock Certificate. (Filed with the
           Registrant's Registration Statement on Form S-1 (File No. 33-453219) filed with the Commission on February 29, 1992).

4.4        Revolving Credit Agreement dated December 26, 2000 between the
           Registrant and Sun Trust Bank. (Filed as Exhibit 4.1.1 to the
           Registrant's Annual Report on Form 10-K for the fiscal year ended
           December 30, 2000).

5.1 Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

23.1       Consent of PricewaterhouseCoopers LLP

23.2 Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (filed with Exhibit 5.1)

24.1 Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement.)

99.1       Panera Bread Company 2001 Employee, Director and Consultant Stock
           Option Plan


                                      II-7